Exhibit 99.1

Actuate Reports First Quarter 2003 Financial Results

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--April 29, 2003--Actuate(R) Corporation (NASDAQ:ACTU), the world leader in empowering enterprise users with Information Applications, today announced its financial results for the first quarter of fiscal year 2003. Revenues for the first quarter ended March 31, 2003 were $25.5 million, compared with $28.8 million reported for the first quarter of 2002 and $27.3 million reported for the fourth quarter of 2002.
    On a GAAP basis, Actuate's net loss was $622,000 or $0.01 per share for the first quarter of 2003 compared with a net loss of $249,000 or $0.00 per share reported for the first quarter of 2002 and net income of $712,000 or $0.01 per diluted share reported for the fourth quarter of 2002. On a non-GAAP basis, excluding the amortization of intangibles and legal costs primarily related to the litigation with MicroStrategy Incorporated, Actuate's net income in the first quarter of 2003 was $982,000 or $0.02 per diluted share compared with net income of $1.1 million or $0.02 per diluted share reported for the first quarter of 2002 and $2.2 million or $0.04 per diluted share reported for the fourth quarter of 2002.
    "Our U.S. revenues in Q1 2003 increased 3% compared with the first quarter of 2002, despite the continued slump in IT spending," said Pete Cittadini, Actuate's president and chief executive officer. "Outside the US, we have made significant progress with respect to new management and sales hiring with new leadership now in place in Europe, Japan and Asia Pacific. We believe we will see the benefits of these operational changes in the form of increased revenue in the second half of 2003."
    "This week we are shipping Actuate 7 to address the need of Global 9000 companies for a cost-effective platform to quickly build and manage highly customized Information Applications that empower their entire user community," continued Cittadini. "The Actuate 7 Information Application platform is centered around our high performance iServer that can support multiple Information Applications and scale to serve millions of users. Actuate 7's robust Information Application development environment enable IT professionals to build a wide variety of applications including information portals, performance management dashboards, business analytic applications and interactive reporting applications. The new platform also introduces the industry's first ad-hoc query and spreadsheet report creation tools that require virtually no training. Overall, Actuate 7 fulfills the vision of empowering 100% of users without sacrificing IT control."

    Significant Q1 accomplishments for Actuate included the following:

    -- Added 71 new customers, 15 of which are corporations with revenues greater than $1 billion;

    --  Received 47 repeat orders greater than $100,000;

    --  Recorded one transaction greater than $1.0 million;

    -- Increased cash, cash equivalents and short-term investments by $4.0 million during Q1;

    --  Increased services gross margin to 59% from 58% in Q4 2002;

    -- Reduced days sales outstanding to 77 days, down 4 days from 12/31/02.

    During the first quarter, Actuate closed 71 new customers within its sales channels, continuing an expansion of the company's installed base across a wide variety of industry segments, particularly financial services, pharmaceuticals, high-tech, utilities and health care. New direct customers added in the first quarter included Alza Corporation, Applied Biosystems, Avnet, Coach, Inc., CSX Corporation, Employers Reinsurance, Fidelity Investments, KDS France, Liberty Mutual, Lincoln Financial Group, Macaw Computing, Quest Diagnostics, SchlumbergerSema, UBS Global Asset Management and Waitrose, among other companies.
    In the first quarter, Actuate received significant repeat orders from Siebel Systems, BMC Software and Quixtar as well as other repeat business from American Express, Baxter International, Carlson Companies, Deutsche Bank, U.S. Treasury, Johnson & Johnson, IBM Global Services, The McGraw-Hill Company, Ortho-McNeil Pharmaceuticals and PNC Bank, among others.

    Conference Call Information

    Actuate will be holding a conference call at 2 p.m. Pacific Time, today, April 29, 2003 to discuss first quarter 2003 results. The dial-in number for the call is 973-528-0008. The conference call will be simultaneously broadcast live on the Investor Relations portion of Actuate's web site at www.actuate.com and will be available as an archived replay at the same location until approximately May 13, 2003.

    About Actuate Corporation

    Actuate Corporation is the world leader in empowering enterprise users with Information Applications. Actuate's Information Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors create Business Performance Management
(BPM) dashboards, Information Portals as well as business analytic, enterprise reporting and spreadsheet reporting applications. Information Applications built with Actuate can empower 100 percent of an organization's user community inside and outside the firewall, and thereby allow companies to increase their business agility, improve customer and partner relationships, adhere to corporate governance policies, and increase revenues while leveraging existing technology assets. When tested against other alternatives, Actuate's Information Application Platform has been proven to offer the best performance, highest scale and lowest Total Cost of Ownership. Actuate has over 2,000 direct customers and 300 OEM partners in the financial services, pharmaceutical, insurance, logistics and government industries among other sectors.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. For more information on Actuate, visit the company's Web site at www.actuate.com.
    Actuate is a registered trademark of Actuate Corporation. All other products and corporate names referenced are trademarks of their respective companies.

    The statements contained in this release that are not purely historical are forward looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate assumes no obligation to update any such forward-looking statements. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Information Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the outcome of our litigation with MicroStrategy Incorporated, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2002 Annual Report on Form 10-K filed on March 28, 2003.
    Certain financial measures contained in this press release have not been calculated in accordance with Generally Accepted Accounting Principles (GAAP). The Company believes that such non-GAAP financial measures are useful to investors in evaluating the Company's financial performance because they exclude certain non-cash and non-recurring expenses that the Company believes are not indicative of its ongoing operations. However, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and investors are encouraged to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

                          ACTUATE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                                    March 31, Dec. 31,
                                                      2003      2002
                                                   --------- ---------

                        ASSETS
Current assets:
   Cash and cash equivalents                        $25,160   $23,595
   Short-term investments                            23,657    21,272
   Accounts receivable, net                          21,853    23,979
   Other current assets                               2,991     3,659
                                                   --------- ---------
Total current assets                                 73,661    72,505
Property and equipment, net                           5,840     6,204
Goodwill and other intangibles, net                  25,150    26,146
Deferred income taxes                                 2,140     2,140
Other assets                                          1,628     1,441
                                                   --------- ---------
                                                   $108,419  $108,436
                                                   ========= =========

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  $4,372    $3,071
   Current portion of restructuring liabilities       2,925     3,481
   Accrued compensation                               3,921     4,947
   Other accrued liabilities                          7,565     6,909
   Income taxes payable                                 465       950
   Deferred revenue                                  23,287    23,273
                                                   --------- ---------
Total current liabilities                            42,535    42,631
                                                   --------- ---------

Restructuring liabilities, net of current portion    16,752    17,382

Stockholders' equity                                 49,132    48,423
                                                   --------- ---------
                                                   $108,419  $108,436
                                                   ========= =========


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)


                                                    Three Months Ended
                                                          March 31,
                                                        2003     2002
                                                     -------- --------
Revenues:
   License fees                                      $11,190  $16,906
   Services                                           14,324   11,895
                                                     -------- --------
Total revenues                                        25,514   28,801
                                                     -------- --------

Costs and expenses:
   Cost of license fees                                  385      557
   Cost of services                                    5,903    6,252
   Sales and marketing                                11,188   13,321
   Research and development                            4,569    4,847
   General and administrative                          3,742    3,321
   Amortization of other intangibles                     996    1,091
                                                     -------- --------
Total costs and expenses                              26,783   29,389
                                                     -------- --------
Loss from operations                                  (1,269)    (588)
Interest and other income, net                           159      189
                                                     -------- --------
Loss before income taxes                              (1,110)    (399)
Benefit for income taxes                                 488      150
                                                     -------- --------
Net loss                                               $(622)   $(249)
                                                     ======== ========

Basic and diluted net loss per share                  $(0.01)   $0.00
                                                     ======== ========

Shares used in basic and diluted per share
 calculation                                          60,227   60,315
                                                     ======== ========

                          ACTUATE CORPORATION
                   NON-GAAP SUPPLEMENTAL INFORMATION
                 (in thousands, except per share data)
                              (unaudited)

                                                    Three Months Ended
                                                           March 31,
                                                         2003    2002
                                                       ------- -------
Supplemental information:
  Net loss                                              $(622)  $(249)
Add back charges:
  Certain legal costs (1)                               1,685     125
  Idle facility expense                                     -     935
  Amortization of other intangibles                       996   1,091
                                                       ------- -------
Total add back charges                                  2,681   2,151
                                                       ------- -------

Provision for income taxes (2)                         (1,077)   (807)
                                                       ------- -------
Non-GAAP net income                                      $982  $1,095
                                                       ======= =======

Non-GAAP basic net income per share                     $0.02   $0.02
                                                       ======= =======

Shares used in basic per share calculation             60,227  60,315
                                                       ======= =======

Non-GAAP diluted net income per share                   $0.02   $0.02
                                                       ======= =======

Shares used in diluted per share calculation           60,998  63,614
                                                       ======= =======

(1) Legal costs related to the litigation with MicroStrategy
Incorporated.

(2) The provision for income taxes used in arriving at the non-GAAP net income for the three months ended March 31, 2003 and 2002, was computed using an income tax rate of 37.5%. The computation of the provision for income taxes used in arriving at the non-GAAP net income for the periods above has taken into account the effect of these add back charges described above. The amount of provision for income taxes used in arriving at the non-GAAP net income does not reflect the actual or future expected provision for income taxes.


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                    Three Months Ended
                                                          March 31,
                                                       2003     2002
                                                     -------- --------
 Operating activities
   Net loss                                            $(622)   $(249)
   Adjustments to reconcile net loss to net cash from
    operating activities:
     Amortization of deferred compensation                26       82
     Amortization of other intangibles                   996    1,091
     Depreciation                                        843    1,121
   Changes in operating assets and liabilities:
     Accounts receivable                               2,126      625
     Other current assets                                668      188
     Accounts payable                                  1,301    1,842
     Accrued compensation                             (1,026)    (817)
     Other accrued liabilities                           656     (922)
     Income taxes payable                               (485)     (47)
     Restructuring liabilities                        (1,186)       -
     Deferred revenue                                     14      (51)
                                                     -------- --------
 Net cash provided by operating activities             3,311    2,863
                                                     -------- --------

 Investing activities
    Purchases of property and equipment                 (479)    (117)
    Proceeds from maturity of short-term investments  12,028    4,050
    Purchases of short-term investments              (14,421) (19,928)
    Final purchase price payment in connection with
     Open Software Technology acquisition                  -   (2,033)
    Net change in other assets                          (187)    (112)
                                                     -------- --------
 Net cash used in investing activities                (3,059) (18,140)
                                                     -------- --------

 Financing activities
    Proceeds from issuance of common stock             1,344    2,514
                                                     -------- --------
 Net cash provided by financing activities             1,344    2,514
                                                     -------- --------
 Net increase (decrease) in cash and cash equivalents  1,596  (12,763)
 Effect of exchange rate on cash                         (31)    (252)
 Cash and cash equivalents at the beginning of the
  period                                              23,595   34,660
                                                     -------- --------
 Cash and cash equivalents at the end of the period  $25,160  $21,645
                                                     ======== ========

    CONTACT: Actuate Corporation
             Keren Ackerman, 650/837-4545
             kackerman@actuate.com